Spero Therapeutics Announces Third Quarter 2026 Operating Results and Provides Business Update

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SP001, an anti-CD40L antibody with potential across multiple immune-mediated diseases, advancing toward Phase 2 initiation in Immunoglobulin G4-related disease (IgG4-RD)
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Cash and cash equivalents of $107.9 million as of September 30, 2026, expected to fund operations into the second half of 2029

CAMBRIDGE, Mass., November 12, 2026 – Spero Therapeutics, Inc. (Nasdaq: SPRO), a clinical-stage biopharmaceutical company focused on advancing next-generation medicines for immune-mediated diseases, today announced financial results for the third quarter ended September 30, 2026, and provided a business update.

“We believe SP001 represents a compelling opportunity to address significant unmet medical needs across multiple immune-mediated diseases. With a strong financial position and the recent additions to our team that strengthen the capabilities needed to support our next stage of development, we believe we are well positioned to execute our clinical development strategy,” said Esther Rajavelu, President and Chief Executive Officer of Spero. “Our focus is now firmly on execution as we advance SP001 toward a Phase 2 study in IgG4-related disease, while continuing to evaluate additional indications where CD40L inhibition may benefit patients.”

Recent Business Highlights

SP001 In-Licensed from Innovent Biologics

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In July 2026, Spero in-licensed SP001 from affiliates of Innovent Biologics, Inc., obtaining exclusive worldwide rights, excluding Greater China (Mainland China, Hong Kong, Macau, and Taiwan), to research, develop, manufacture, and commercialize the antibody.
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SP001 is a third-generation, fully humanized, Fc-silent IgG1 monoclonal antibody targeting CD40L. Innovent completed Phase 1 single and multiple ascending dose studies in healthy volunteers and a Phase 1b multiple ascending dose study in patients with primary Sjögren’s disease in China. Phase 1b results were presented at the EULAR 2026 Congress.
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Spero plans to initiate a Phase 2 study for SP001 in IgG4-RD in Q2 2027. IgG4-RD is a serious, rare, chronic fibroinflammatory disease with significant treatment burden and limited therapeutic options.

$105 Million Non-Recourse, Non-Dilutive Milestone and Royalty Financing

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In July 2026, Spero closed a $105 million non-recourse, non-dilutive milestone and royalty financing with affiliates of HealthCare Royalty Partners, a business of KKR (HCRx), in exchange for a portion of anticipated Utebzi payments owed by GSK to Spero. Spero retains a 35% interest in any GSK payments remaining after the required note payments to HCRx are satisfied, preserving potential long-term upside from Utebzi.

Corporate

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In July 2026, the Company appointed Debra Jeske Zack, M.D., Ph.D., as Chief Medical Officer to lead its clinical development strategy and organization. Dr. Zack most recently served as Chief Medical Officer of Exagen Inc., following clinical leadership roles at Xencor Inc., Novartis and Amgen.
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Spero recently appointed Amy Rock, Ph.D. as Chief Regulatory and Quality Officer to lead the Company’s global regulatory strategy, quality and pharmacovigilance functions, including engagement with global health authorities to support the clinical development of SP001 in IgG4-related disease and potential additional indications.
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Spero appointed William Ho, M.D., Ph.D. to its Board of Directors and Development Committee, effective November 10, 2026. Dr. Ho brings more than twenty years of clinical development experience across oncology, allergy and immunology, including extensive experience in the translational and clinical development of novel therapeutics.
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Concurrent with Dr. Ho’s appointment, Dr. Patrick Vink stepped down from Spero’s Board following eleven years of service, during which he helped guide the Company from its IPO through its evolution into an established public company and its current strategic focus on immune-mediated diseases.

Third Quarter 2026 Financial Results

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Research and development expenses for the third quarter of 2026 were $38.2 million, compared to $8.6 million for the same period in 2025. The increase was primarily due to the $35M upfront payment made to Innovent upon the closing of the licensing agreement during the quarter.
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Spero reported a net loss of $44.3 million for the third quarter of 2026 compared to a net loss of $7.4 million for the third quarter of 2025, or a diluted net loss per share of common stock of $0.76 and $0.13, respectively.
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There was no revenue for the third quarter of 2026, compared to total revenue of $5.4 million for the third quarter of 2025.
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General and administrative expenses for the third quarter of 2026 were $3.7 million, compared to $4.2 million for the same period in 2025. The decrease was primarily due to decreased personnel costs.
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As of September 30, 2026, cash and cash equivalents were $107.9 million, reflecting receipt of proceeds from the royalty financing completed in July 2026. Spero expects its cash and cash equivalents will be sufficient to fund operating expenses and capital expenditures into the second half of 2029.

For further details on Spero’s financials, refer to Spero’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission (SEC) today.

About IgG4-Related Disease

IgG4-related disease (IgG4-RD) is a rare, chronic, immune-mediated condition characterized by inflammation and fibrosis that can affect multiple organs, including the pancreas, kidneys, lungs, salivary and lacrimal glands, and lymph nodes. The pathogenesis of IgG4-RD is complex and is believed to involve dysregulation across multiple components of the immune system, including B cells, T cells and innate immune cells, including antigen-presenting cells, which interact to drive the inflammatory and fibrotic processes underlying the disease. The disease can cause progressive and potentially irreversible organ damage if not adequately controlled. These challenges underscore the need for additional targeted therapies that can provide durable disease control while reducing reliance on chronic immunosuppression.

About SP001

SP001 is a third-generation, fully humanized, Fc-silent IgG1 monoclonal antibody targeting CD40L, an upstream immune activation signal involved in T-cell, B-cell, antigen-presenting cell, and platelet biology. By blocking CD40L, SP001 has the potential to provide a targeted non-B-cell-depleting treatment across multiple immune-mediated diseases where immune-cell interactions drive chronic inflammation, relapse, and tissue damage. SP001 is designed to address platelet activation concerns associated with earlier anti-CD40L antibodies, while preserving key monoclonal antibody properties, including FcRn interaction that supports IgG-like half-life.

About Spero Therapeutics

Spero Therapeutics is a clinical-stage biopharmaceutical company focused on advancing next-generation medicines for patients with serious immune-mediated diseases. The company’s lead program, SP001, is a third-generation, Fc-silent anti-CD40L monoclonal antibody being advanced first in IgG4-related disease, with potential for development in additional immune-mediated diseases. For more information, visit www.sperotx.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, statements relating to Spero's plans to advance SP001 into a Phase 2 study in IgG4-related disease in Q2 2027; Spero's plans to explore the use of SP001, and the role of CD40L inhibition, in additional indications that may benefit patients; Spero's expectation that anticipated cash runway, and future milestones. Forward-looking statements are based on Spero's current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to the completion and integration of the Innovent transaction; Spero's ability to successfully develop SP001; the timing and outcome of clinical trials and regulatory interactions; the ability to obtain and maintain regulatory approvals; potential safety, efficacy, manufacturing, supply, intellectual property, financing, competitive, and market risks; and other risks described in Spero's filings with the Securities and Exchange Commission. Spero undertakes no obligation to update any forward-looking statements, except as required by law.

Investor Relations Contact:
Shai Biran, Ph.D.
Spero Therapeutics
IR@Sperotx.com

Media Inquiries:

media@sperotx.com

Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Revenues:				
Grant revenue	$ —	$ 2,394	$ —	$ 5,544
Collaboration revenue - related party	—	3,048	258	19,949
Collaboration revenue	—	—	—	12
Total revenues	—	5,442	258	25,505
Operating expenses:				
Acquired in-process research and development	35,000	—	35,000	—
Research and development	3,196	8,597	9,539	32,875
General and administrative	3,717	4,174	15,096	16,876
Impairment charges	—	587	—	587
Restructuring	—	—	—	258
Total operating expenses	41,913	13,358	59,635	50,596
Loss from operations	(41,913)	(7,916)	(59,377)	(25,091)
Total other (expense) income, net	(2,365)	534	(1,656)	2,143
Net loss	$ (44,278)	$ (7,382)	$ (61,033)	$ (22,948)
Net loss per share attributable to common shareholders per share, basic and diluted	$ (0.76)	$ (0.13)	$ (1.06)	$ (0.41)
Weighted average shares outstanding, basic and diluted:	58,229,386	56,280,844	57,829,995	55,866,392